Exhibit 10.2

FIRST AMENDMENT TO AZZ INC.
2014 LONG TERM INCENTIVE PLAN

This First Amendment to the AZZ Inc. 2014 Long Term Incentive Plan (the “First Amendment”), entered into to be effective as of January 20, 2016 (the “Effective Date”), amends that certain 2014 Long Term Incentive Plan (the “2014 Plan”) adopted by AZZ Inc. (the “Company”). Capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan.

WHEREAS, pursuant to Section 19(k) of the 2014 Plan the Compensation Committee may amend the Plan from time to time and desires to amend certain provisions contained in the 2014 Plan;

NOW, THEREFORE, the 2014 Plan shall be amended effective as of the Effective Date as provided for below:

1. Section 19 of the 2014 Plan is hereby amended to add the following subsection (m):

(m)    Without limiting the generality of Section 19(c) above, the 2014 Plan and any Awards granted hereunder shall be subject to the terms of the AZZ Inc. Compensation Recovery Policy adopted by the Board on January 20, 2016, as such may be amended from time to time.

2. All terms and conditions of the 2014 Plan, as amended hereby, remain in full force and effect.

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IN WITNESS WHEREOF, the Company has executed this First Amendment as of the Effective Date.

AZZ INC.

By:    /s/ Tara D. Mackey

Name:     Tara D. Mackey

Title:    Chief Legal Officer and Secretary

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